Exhibit 10.12


                       AMENDMENT TO EMPLOYEMENT AGREEMENT
                              TO STATE END OF TERM


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 16th day of May 2002 by and between FNB FINANCIAL SERVICES CORPORATION, a North Carolina corporation, and its wholly-owned subsidiary FNB SOUTHEAST, a North Carolina commercial bank, (which are referred to herein jointly as the "Company"); and ERNEST J. SEWELL (the "Employee").


                                   WITNESSETH:

     WHEREAS, the parties entered into an Employment Agreement dated May 18, 1995 (the "Agreement") which provides for the Company to employ Employee as President and Chief Executive Officer; and

     WHEREAS, the Agreement provides in Article 2 that the term of the Agreement shall be three years and shall be renewed on the first day of each month unless a party gives notice of nonrenewal; and

     WHEREAS, the parties wish to amend the Agreement to provide that the term of the agreement shall continue from the date hereof until the 31st day of January, 2006 and that there shall be no renewals after that date except as may be agreed in writing between the parties.

     NOW, THEREFORE, for consideration hereby deemed to be just and sufficient by the parties, it is hereby agreed as follows:

     1. Article 2 of the Agreement is deleted and replaced in its entirety by the following:


     2. Term. The term of this Agreement shall continue until terminated by either party as provided herein. If not sooner terminated, this Agreement shall terminate on the 31st day of January, 2006. Such termination shall be without prejudice to the Employee continuing thereafter to be employed by the Company on such terms and conditions as may be agreed between the parties in writing hereafter. This agreement shall not be renewed or extended after the date hereof, except as expressly agreed between the parties in writing.




     Except as provided in the preceding Paragraph 1 of this Amendment, the Agreement shall remain in full force and effect pursuant to its terms and conditions.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed and sealed by the Employee as of the date first above written.


                                            FNB FINANCIAL SERVICES CORPORATION



                                            By: /s/ Barry Z. Dodson
                                                --------------------
                                                   Barry Z. Dodson


                                            FNB SOUTHEAST


                                            By: /s/ Barry Z. Dodson
                                                --------------------
                                                   Barry Z. Dodson



                                            EMPLOYEE


                                            By: /s/ Ernest J. Sewell
                                                ----------------------
                                                    Ernest J. Sewell